Exhibit 99.1

Myers Industries Announces Acquisition of Signature Systems

Signature Systems, a global ground protection leader, bolsters Myers’ margin and profitability profile, and provides an attractive platform for continued growth

The Signature Systems acquisition enhances Myers’ traditional strength of free cash flow generation and advances Myers from Horizon 1 to Horizon 2 in its strategic growth plan

Acquisition delivers $8 million in annualized operational and cost synergies implemented by 2025

US GAAP EPS projected to be flat to slightly dilutive in 2024, with $0.20 - $0.30 per share accretion in 2025, $0.40 - $0.50 per share accretion in 2026 and additional meaningful accretion beyond 2026

January 2, 2024, Akron, Ohio — Myers Industries, Inc. (NYSE: MYE) (“Myers” or the “Company”), a leading manufacturer and distributor of industrial products, today announced that it has entered into an Agreement and Plan of Merger through which it will acquire Signature Systems (“Signature”), a leader in composite ground protection solutions.

“Signature Systems is a meaningful catalyst in the transformation of Myers Industries. Signature aligns extremely well with our targeted acquisition criteria: Signature has a leading market position, with branded and differentiated products, serving fast-growing end markets. Signature provides Myers an attractive complementary platform for long-term growth driven by world-wide investments in infrastructure over the next decade.” said Mike McGaugh, CEO of Myers. “The addition of Signature Systems immediately strengthens our profitability and cash flow profile and will support Myers in achieving our Horizon 1 goals of one billion dollars in revenue at a 15% EBITDA margin. We are especially pleased to be acquiring a high-margin business with an established growth track record, as well as a favorable sustainability profile. Signature builds on our current technology capabilities, and we are excited about the opportunities to drive even greater shareholder and customer value by applying the Commercial and Operational Excellence best practices of the Myers Business System.”

Based in Flower Mound, TX with production operations in Orlando, FL, Signature’s products are complementary to those sold by Myers. The company is a leading manufacturer and distributor of high-quality, branded composite ground protection products and is also a leading provider of turf protection solutions for stadiums and event venues in North America. Signature has projected 2023 revenue, operating income, and Adjusted EBITDA of approximately $122 million, $24 million and $44 million, respectively.

Signature CEO Jeff Condino said, “We look forward to joining the Myers Industries team and for Signature to represent an important and complementary addition to the combined Company. Signature’s business continues to benefit from powerful tailwinds in infrastructure investments. Our highly engineered ground protection products are well positioned for continued growth due to the conversion from wood products to composite matting solutions. Our vision for the future of Signature aligns with Myers long-term strategy and we are confident that our cultures are equally well aligned.”

Myers will acquire Signature for a total consideration of approximately $350 million, subject to customary adjustments. The transaction is expected to close in the first quarter of 2024 and to be neutral to slightly dilutive to US GAAP EPS in 2024, but then deliver EPS accretion of $0.20-$0.30 in 2025, $0.40 - $0.50 in 2026 and additional meaningful EPS accretion beyond 2026. Annualized run-rate operational and cost synergies of $8 million are expected to be fully captured by 2025.

The transaction will be financed through a new $350 million credit facility. Projected net leverage ratio, as defined in the credit facility, is within Myers’ strategy of having a net leverage ratio of approximately 3x at the time of acquisition, with combined free cashflow expected to allow for paydown to under 2x within two years of closing.

Mr. McGaugh concluded, “We are excited to welcome the Signature team to Myers. This acquisition is a catalyst in the transformation of Myers Industries and firmly moves us into Horizon Two of our Three Horizon strategy. We anticipate disclosing full year 2023 pro-forma financial results for the new combined Company during the first quarter of 2024 and are looking forward to discussing these results and unveiling our new long-term re-positioning of the Company at an Investor Day event in March of 2024 in New York City.”

A slide presentation with additional background information and transaction details is now available in the Events & Presentations section of Myers’ investor relations website.

Moelis & Company LLC served as exclusive financial advisor to Myers with respect to the transaction, while Vorys, Sater, Seymour and Pease LLP and Davis Polk & Wardwell LLP provided legal counsel. William Blair & Company LLC served as exclusive financial advisor and Honigman LLP served as legal counsel to Signature.

Use of Non-GAAP Financial Measures

Myers refers to certain non-GAAP measures in this release. Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), and EBITDA margin are non-GAAP financial measures and are intended to serve as a supplement to results provided in accordance with accounting principles generally accepted in the United States. Myers believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance.

Caution on Forward-Looking Statements

Statements in this release include contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including information regarding the Company’s financial outlook, future plans, objectives, business prospects and anticipated financial performance. Forward-looking statements can be identified by words such as “will,” “believe,” “anticipate,” “expect,” “intend,” “plan,” or variations of these words, or similar expressions. These forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, these statements inherently involve a wide range of inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. The Company’s actual actions, results, and financial condition may differ materially from what is expressed or implied by the forward-looking statements.

Specific factors that could cause such a difference on our business, financial position, results of operations and/or liquidity include, without limitation, raw material availability, increases in raw material costs, or other production costs; risks associated with our strategic growth initiatives or the failure to achieve the anticipated benefits of such initiatives; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; changes in the markets for the Company’s business segments; changes in trends and demands in the markets in which the Company competes; operational problems at our manufacturing facilities or unexpected failures at those facilities; future economic and financial conditions in the United States and around the world; inability of the Company to meet future capital requirements; claims, litigation and regulatory actions against the Company; changes in laws and regulations affecting the Company; impacts from the novel coronavirus (“COVID-19”) pandemic; and other risks and uncertainties detailed from time to time in the Company’s filings with the SEC, including without limitation, the risk factors disclosed in Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. Given these factors, as well as other variables that may affect our operating results, readers should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, nor use historical trends to anticipate results or trends in future periods. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. The Company expressly disclaims any obligation or intention to provide updates to the forward-looking statements and the estimates and assumptions associated with them.

About Signature Systems

Signature Systems manufactures and distributes composite matting ground protection for industrial applications, stadium turf protection and temporary event flooring. Signature protects its customers around the world by designing, engineering and manufacturing premier composite matting systems that keep people, property and equipment safe. Signature offers application-based solutions and customer-informed engineering for multiple industries, ranging from industrial sectors to the world's highest-profile major venues and events. Its leading global brands include MegaDeck®, SignaRoad®, DuraDeck®, OmniDeck®, ArmorDeck® and EventDeck®. Visit www.signature-systems.com to learn more.

About Myers Industries

Myers Industries, Inc. is a leading manufacturer of a wide range of polymer products for industrial, agricultural, automotive, commercial and consumer markets. The Company is also the largest distributor of tools, equipment and supplies for the tire, wheel, and under-vehicle service industry in the U.S. Visit www.myersindustries.com to learn more.

Contact:

Meghan Beringer

Senior Director of Investor Relations

(252) 536-5651

M-INV

Source: Myers Industries, Inc.

Exhibit 1

Non-GAAP Reconciliations

(Dollars in millions)	Fiscal Year 2023 Projected
Net Sales	$122

Operating income	$24
Operating income %	20%
Add
Depreciation & amortization	17
Adjusting items (1)	3
Adjusted EBITDA	$44
Adjusted EBITDA %	36%

(1) Adjusting items remove transaction expenses, management fees, unrealized currency losses, losses on sales of discontinued products and other costs not representative of the core operations